EXHIBIT 10.4


                              EMPLOYMENT AGREEMENT



      THIS AGREEMENT is entered into as of the 1 day of January, 2004, by and between ZONE4PLAY LTD., a company incorporated under the laws of the State of Israel and maintaining its principal place of business at 3B Hashlosha Street, Tel Aviv, 67060 Israel (the "COMPANY") and MR. HAIM TABAK Israeli I.D. number 009878141 residing at 30/6 Averbuch St. Ramat Hasharon (the "EXECUTIVE").


WHEREAS: The Company is in the business of developing, on a contractual basis, casino game applications for internet, portable devices and interactive TV platforms; and

WHEREAS: The Company desires to employ the Executive as the Chief Operations Officer (the "COO") of the Company, and the Executive represents that he has the requisite skill and knowledge to serve as the COO of the Company and he desires to engage in such employment, according to the terms and conditions hereinafter set forth.


NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, the parties agree as follows:


1.    EMPLOYMENT

      (a) The Company agrees to employ the Executive and the Executive agrees to be employed by the Company on the terms and conditions set out in this Agreement.

      (b) The Executive shall be employed as the COO. The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar capacity, subject to the direction of the Chief Executive Officer (the "CEO"). The Executive shall report regularly to the CEO with respect to his activities.

      (c) Excluding periods of vacation, sick leave and military reserve service to which the Executive is entitled or required, the Executive agrees to devote his full working time and attention to the business and affairs of the Company and its subsidiaries as required to discharging the responsibilities assigned to the
            Executive hereunder. During the term of this Agreement, the Executive shall not be engaged in any other employment nor engage actively in any other business activities or in any other activities which may hinder his performance hereunder, with or without compensation, for any other person, firm or company without the prior written consent of the Company.

      (d) This Agreement is a personal services agreement governing the employment relationship between the parties hereto. This Agreement shall not be subject to any general or special collective employment agreement relating to executives in any trade or position that is the same or similar to the Executive's, unless specifically provided herein.

      (e) The Executive's position, duties and responsibilities hereunder shall be in the nature of management duties that demand a special degree of personal loyalty and the terms of Executive's employment hereunder shall not permit application to this Agreement of the Law of Work Hours and Rest 5711 - 1951. Accordingly, the statutory limitations of such law shall not apply to this Agreement. The Executive shall not be entitled to additional compensation from the Company for working additional hours or working on holidays or Sabbaths, as required by the Company.


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2.    BASE SALARY

            The Company agrees to pay to the Employee As of April 1,2004 a gross salary of 17,000.00 New Israeli Shekels ("NIS") per month (the "BASE SALARY").

            The Base Salary shall be payable monthly in arrears, no later than the 10th day of each month.

3.    EXECUTIVE BENEFITS

            The Executive shall be entitled to the following benefits in addition to benefits provided under applicable law:

      (a) Sick Leave. The Executive shall be entitled to fully paid sick leave pursuant to the Sick Pay Law 5736 - 1976.

      (b) Vacation. The Executive shall be entitled to an annual vacation of 20 working days per year.

      (c) Manager's Insurance. The Company shall obtain on behalf of the Executive a manager's insurance policy, a pension fund or a combination thereof (the "MANAGER'S INSURANCE POLICY"), as determined by the Executive, in the name of the Executive, and shall fund the Manager's Insurance Policy as follows: 8.33% of the Executive's Base Salary shall be allocated to severance pay; 5% of the Executive's Base Salary shall be allocated to pension fund payments, provided that the Executive contributes an additional 5% of the Executive's Base Salary; and 2.5% of the Executive's Base Salary shall be allocated to disability pension payments.

            If the Executive chooses a combination of manager's insurance and pension fund, the contributions to the pension fund shall be as follows: 8.33% allocated to severance pay; 6% contribution to the providence fund by the Company; and 5.5% contribution to the providence fund by the Executive.

            Contribution of the Company to the Manager's Insurance Policy shall be on account of the Company's severance pay obligations.

      (d) Continuing Education Fund. The Company shall contribute a sum equal to 7.5% of the Executive's gross salary toward a continuing education fund (the "CONTINUING EDUCATION FUND"), provided that the Executive contributes an additional 2.5% of the Executive's gross salary to such Continuing Education Fund. Use of the funds in the Continuing Education Fund shall be in accordance with its by-laws.

      (e) Motor Vehicle. The Executive shall be entitled to receive a vehicle from the Company. Terms and conditions of possession and use of the vehicle, including insurance and replacement, shall be established by the Company in accordance with policies established for senior executives of the Company. Income tax imposed on the Executive in connection with the use of the vehicle shall be borne by the Executive. The Executive shall not be entitled to compensation for fines for traffic violations.

            Upon termination of employment of the Executive by the Company or termination of employment by the Executive, under circumstances entitling the Executive to severance payments under the law, the Executive shall be entitled to continued use of the vehicle until the end of the Notice Period.

      (f) Cellular Phone. The Company shall provide to the Executive a cellular telephone, at the Company's sole cost and expense. Upon termination of employment of the Executive by the Company or termination of employment by the Executive, under circumstances entitling the Executive to severance payments under the law, the Executive shall be entitled to continued use of the cellular phone until the end of the Notice Period.


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      (g)   Convalescence  Payments.  The Executive  shall be entitled to annual payments for convalescence in an amount equal to the amount required by law linked to the cost of living on the date of this Agreement.

      (h) Reserve Military Service. The Executive shall be entitled to payment of his Full Salary for periods in which the Executive is called for reserve military service, provided that the Executive obtains for the Company approval to receive the payments due from the Social Security Institute.

      (i) Tax Withholding. All of the amounts stated in this Agreement are gross amounts and the Company shall withhold the appropriate amounts for income tax purposes as required by law.


4.    TERMINATION

      (a) Either party may terminate this Agreement and the employee-employer relationship between the Executive and the Company at any time upon thirty (30) days (the "NOTICE PERIOD") written notice to the other party specifying the effective date of termination (the "TERMINATION DATE").

      (b) During such Notice Period following termination of this Agreement by the Company, the Executive shall be entitled to compensation pursuant to Section 2 and to all of the benefits set forth in
            Section 3. During such Notice Period following termination of this Agreement by the Executive, the Executive shall be entitled to compensation pursuant to Section 2.

      (c) During the Notice Period, the Executive shall transfer his position to his replacement in an orderly and complete manner and shall return to the Company all documents, professional literature and equipment belonging to the Company, which may be in his possession at such time.


5.    COMPETITIVE ACTIVITY

            During the term of this Agreement and for a period of twelve (12) months from the Termination Date of this Agreement, the Executive will not directly or indirectly:

            (i) Carry on or hold an interest in any company, venture, entity or other business (other than a minority interest in a publicly traded company) which competes with the products or services of the Company or its subsidiaries, including those products or services contemplated in a plan adopted by the Board of Directors of the Company or its subsidiaries (a "COMPETING BUSINESS");

            (ii) Act as a consultant or executive or officer or in any managerial capacity in a Competing Business or supply in competition with the Company or its subsidiaries services ("RESTRICTED SERVICES") to any person who, to his knowledge, was provided with services by the Company or its subsidiaries any time during the twelve (12) months immediately prior to the Termination Date;

            (iii) Solicit,  canvass or approach or endeavor to solicit,  canvass or approach any person who, to his knowledge, was provided with services by the Company or its subsidiaries at any time during the twelve (12) months immediately prior to the Termination Date, for the purpose of offering Restricted Services or products which compete with the products supplied by the Company or its subsidiaries at the Termination Date; or

            (iv) Employ, solicit or entice away or endeavor to solicit or entice away from the Company or its subsidiaries any person employed by the Company or its subsidiaries any time during the twelve (12) months immediately prior to the Termination Date with a view to inducing that person to leave such employment and to act for another employer in the same or a similar capacity.


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


6.    NOTICE

      For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered mail, postage prepaid, addressed to the respective addresses set forth below or last given by each party to the other, except that notice of change of address shall be effective only upon receipt.

      The initial addresses of the parties for purposes of this Agreement shall be as follows:

      The Company:          3B Hashlosha Street, Tel Aviv, 67060 Israel

      The Executive:        30/6 Averbuch St, Ramat Hasharon


7.    MISCELLANEOUS

      (a) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel.

      (c) The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

      (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made either party which are not expressly set forth in this Agreement.

      (e) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall require such successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "SUCCESSORS AND ASSIGNS" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

      (f) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.


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      (g)   The  provisions  of Section 5 of this  Agreement  shall  survive the rescission or termination, for any reason, of this Agreement, and shall survive the termination of the Executive's employment with the Company.

      (h) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.





ZONE4PLAY LTD.                               /s/ HAIM TABAK
                                             -----------------------------------
                                             MR. HAIM TABAK

 /s/ SHIMON CITRON
------------------------------
BY:    SHIMON CITRON
TITLE: CHIEF EXECUTIVE OFFICER



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